UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2002
                                                 ----------------


                      Microwave Transmission Systems, Inc.
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        (Exact name of small business issuer as specified in its charter)


         Texas                          000-30722                75-2197372
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(State or other jurisdiction         (Commission File          (I.R.S.Employer
      of incorporation)                  Number)             Identification No.)

 541 Sterling Drive, Richardson, Texas                                  75081
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(Address of principal executive offices)                              (Zip Code)



(Registrant's telephone number, including area code: (972) 669-0591




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              (Former name, former address and former fiscal year,
                         if changed since last report)




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Item 4. Changes in Registrant's Certifying Accountant.

         On January 17, 2002, Microwave Transmission Systems, Inc. (the "Company") appointed Grant Thornton LLP as its independent auditors to replace the firm of King Griffin & Adamson P.C. who was dismissed contemporaneously therewith and has been asked to submit a letter to the Securities & Exchange Commission to the effect that it has no material disagreements with the statements made in this Item 4, confirming that the Accountant had no disagreements with management of the Company related to matters that are material to the Company's 2000 financial statements.

         Management represents as follows:

                  (a) There have been no disputes between management and the auditors and the auditors' reports contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (b) The decision to change accountants from King Griffin & Adamson P.C. (the "Accountant") to Grant Thornton LLP has been approved by the Company's Board of Directors.

                  (c) During the registrant's two most recent fiscal years and any subsequent interim period there were no disagreements with the Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The registrant has authorized the Accountant to respond fully to the inquiries of the successor accountant.

                  (d) The Accountant expressed no disagreement or difference of opinion regarding any "reportable" event as that term is defined in
         Item 304(a)(1)(iv) of Regulation S-K, including but not limited to:

                           (i) the  Accountant  has not advised  the  registrant
                  that the internal controls necessary for the registrant to develop reliable financial statements do not exist;

                           (ii) the  Accountant  has not advised the  registrant
                  that information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be
                  associated   with  the   financial   statements   prepared  by
                  management;

                           (iii) the  Accountant  has not advised the registrant
                  of the need to expand significantly the scope of its audit, or notified the registrant that information has come to the Accountant's attention that if further investigated may (A) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or
                  (B) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements, and due to the Accountant's resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the Accountant did not so expand the scope of its audit or conduct such further investigation;

                           (iv) the  Accountant  has not advised the  registrant
                  that information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of either (A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the Accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and due to the Accountant's resignation, or for any other reason, the issue has not been resolved to the Accountant's satisfaction prior to its resignation.

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                  (e) The registrant has provided the Accountant  with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K. The registrant has requested that the Accountant furnish the registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the registrant. The Company has appended such letter hereto as Exhibit 16.

         The Company consulted with Grant Thornton LLP regarding the acquisition, via merger, in August 2001, of three corporations which were controlled by the Company's majority shareholder. The issues discussed were (1) whether the interest acquired from the majority shareholder should be accounted differently than the interests acquired from the unaffiliated minority interests in the three acquired corporations and (2) if common stock of the Company were issued at the date of consummation as a prepayment of an earn-out provision, should additional cost be recorded. If such shares were issued and the earn-out was not achieved, the sellers would be required to return the shares.

         Grant Thornton LLP verbally advised the Company that (1) the interests acquired from the majority shareholder should be recorded at historical cost and the interests acquired from the unaffiliated minority interests should be recorded at fair value, (2) the issuance of common stock as a prepayment of an earn-out provision would not give rise to additional cost, because the earn-out had not been met and the shares have to be returned.

         Grant Thornton LLP did not provide a written report relating to the aforementioned consultations.

         The Company also consulted King Griffin & Adamson P.C. regarding these matters. King Griffin & Adamson P.C. was of the same opinion as Grant Thornton LLP.

         Item 7. Financial Statements and Exhibits.

         Exhibit 16. Letter re change in certifying accountant.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



Date: January 22, 2002
                                       Microwave Transmission Systems, Inc.


                                       /s/ P. David Spurlin
                                       -----------------------------------------
                                       P. David Spurlin, Chief Executive Officer